Exhibit 10.6

DIRECTOR COMPENSATION PLAN

1.              Applicable Persons

•                  Each director of Ironwood Pharmaceuticals, Inc. (the “Company”) who is not an employee of the Company (each, an “Outside Director”).

2.              Restricted Stock Grant for Board Service

•                  For the period of service from January 1, 2014 to the 2014 Annual Meeting Date (the “2014 Service Period”), on January 2, 2014, the Company shall grant to each Outside Director a number of restricted shares of the Company’s Class A common stock equal to the Peer Group Amount (i) multiplied by the number of days in the 2014 Service Period divided by 365, and (ii) divided by the Average Stock Price.  Beginning with the 2014 Annual Meeting of Stockholders, on each Annual Meeting Date the Company shall grant to each Outside Director a number of restricted shares of the Company’s Class A common stock equal to the Peer Group Amount divided by the Average Stock Price.

•                  The shares of restricted stock granted with respect to the 2014 Service Period shall vest in two equal installments, on March 31, 2014 and on the day before the 2014 Annual Meeting Date.  Beginning with the shares of restricted stock granted at the 2014 Annual Meeting of Stockholders, such shares shall vest in four equal installments commencing on the Annual Meeting Date, as follows: 25% of the shares shall vest on each three-month anniversary of the Annual Meeting Date over a nine-month period and the remaining 25% of the shares shall vest on the day before the Annual Meeting Date for the next calendar year.  In each case, vesting is contingent on such Outside Director continuing to serve as a member of the Board of Directors on the last day of each applicable vesting period.

•                  If such Outside Director ceases serving as a member of the Board of Directors at any time during the vesting period, unvested shares will be forfeited on the date of such Outside Director’s termination of service.

•                  Unless otherwise established by the Compensation and HR Committee, if an Outside Director is elected as a member of the Board of Directors other than at an annual meeting of stockholders, on the start date of such Outside Director’s service on the Board of Directors (the “Start Date”), the Company shall grant such Outside Director a number of restricted shares of the Company’s Class A common stock equal to the number of restricted shares granted to Outside Directors on the last Annual Meeting Date preceding the Start Date multiplied by the Ratio. Such shares shall vest equally over the number of vesting periods remaining for the restricted shares granted to Outside Directors on the last Annual Meeting Date preceding the Start Date.

•                  In each case, the number of restricted shares granted shall be rounded down to the nearest whole number so that no fractional shares shall be issued.

•                  For purposes of this section, the following definitions apply:

•                  “Annual Meeting Date” is the date of the annual meeting of stockholders of the Company for a calendar year.

•                  “Average Stock Price” is the average closing price of the Company’s Class A common stock on the NASDAQ Global Select Market (or the stock exchange on which the Company’s Class A common stock is being actively traded) for the six months preceding the month in which the annual meeting of stockholders or a Start Date occurs, as applicable (or, in the case of the 2014 Service Period, for the period July 1, 2013 — December 31, 2013).  For example, if the Annual Meeting Date is June 3, 2014, the Average Stock Price is the average closing price of the Company’s Class A common stock on the NASDAQ Global Select Market (or the stock exchange on which the Company’s Class A common stock is being actively traded) from December 1, 2013 — May 31, 2014.

•                  “Peer Group Amount” shall mean the dollar amount for total director compensation approximating the 25th percentile of the Company’s current peer group (i.e., the Company’s peer group as of the date of grant of the restricted shares of the Company’s Class A common stock), as determined by the Compensation and HR Committee.

•                  “Ratio” equals (i) 365 minus the number of days elapsed between the last Annual Meeting Date preceding the Start Date and the Start Date, (ii) divided by 365.

3.              Purchase Price and Other Provisions Applicable to All Stock Grants

•                  Shares issued shall be issued at no cash cost and shall be subject to the terms and conditions of the Company’s stock plan then in effect (which, at the time of implementation of this Director Compensation Plan, is the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan).

•                  The terms of each such grant shall be evidenced by a restricted stock agreement.  Such restricted stock agreement shall contain a restriction on the transfer of any shares during the term that the director serves on the Board of Directors with the following exceptions: (i) shares sold to cover tax liabilities; (ii) vested shares transferred to immediate family members or trusts for their benefit, (iii) vested shares transferred or sold upon a change of control, or (iv) as otherwise approved by the Board of Directors or Compensation and HR Committee.

•                  Directors will be responsible for payment of any state or federal income taxes resulting from the award.

•                  The Compensation and HR Committee shall have the authority to accelerate all or a portion of any unvested restricted shares in the event that an Outside Director’s service to the Board of Directors ends prior to completion of a vesting period.  In making this decision, the Compensation and HR Committee shall take into account the following factors: (i) the cumulative contributions made by the Outside Director to the Company, (ii) his or her length of service on the Board of Directors, and (iii) all the facts and circumstances associated with the Outside Director’s departure including the economic consequences of early departure.

4.              Annual Board Chairman and Board Committee Compensation

•                  Each Outside Director shall also receive an additional $10,000 annually for his or her service as Chairman of the Board of Directors and/or as Chairman of a committee of the Board of Directors, commencing on January 1, 2014; provided that, if an Outside Director ceases or commences service as Chairman of the Board of Directors and/or as Chairman of a committee of the Board of Directors, the amount of such fee shall be prorated through (i) the date the Outside Director ceases to hold such chairperson position, or (ii) from the date the Outside Director begins serving in such chairperson position, respectively.

•                  Payment of such fees shall be made in cash or a grant of Class A common stock at the election of such Outside Director, quarterly in arrears as follows:  March 15, June 15, September 15 and December 15 (or if such date is not a trading day, the last trading day preceding such date) (each, a “Grant Date”).  If stock is elected, the shares shall automatically be issued to an Outside Director without further action of the Board of Directors as of the applicable Grant Date, and the number of shares of stock to be issued shall be calculated by dividing $2,500 (or a prorated amount thereof if an Outside Director ceases or commences holding a chairperson position during such period) by the fair market value of a share of Class A common stock of the Company on such Grant Date.  The number of such shares granted shall be rounded down to the nearest whole number so that no fractional shares shall be issued.

•                  Each Outside Director shall make an election, indicating the type of compensation to be received for such annual chairperson compensation, prior to January 1 of each year.  In the event that an Outside Director has not submitted his or her election for the applicable year by December 31, then the election of such Outside Director shall be deemed to be the same as the election made by such Outside Director for the prior year.  If an Outside Director has never made an election, such fees shall be paid in cash.

The Board of Directors shall review this Director Compensation Plan from time to time to assess whether any amendments in the type and amount of compensation provided herein should be adjusted.